UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

_________________________

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Fermi Inc.

(Name of Registrant as Specified in its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Fermi Inc. (“Fermi” or the “Company”) will be held on Friday, October 30, 2026. The Annual Meeting will be a completely virtual meeting. You may attend the Annual Meeting online at the following website address: www.virtualshareholdermeeting.com/FRMI2026 and by entering the 16-digit control number you received in the proxy materials. The Annual Meeting will begin at 10:00 a.m. Central Daylight Time, with online login beginning at 9:45 a.m., Central Daylight Time, via a live webcast on the Internet.

The Annual Meeting is being held for the following purposes:

(1)    to elect two Class I director nominees to serve until the 2029 Annual Meeting of Shareholders or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal from office;

(2)    to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026; and

(3)    to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

August 31, 2026, is the date of record (the “Record Date”) for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 30, 2026.

The Company’s Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K are available on the internet at www.proxyvote.com.

Your vote is important. As described in your proxy materials notice, please vote by either (1) accessing the Internet website; (2) calling the toll-free number on the proxy or voting instruction form; or (3) completing, signing, dating, and mailing the proxy or voting instruction form. We encourage you to vote via the Internet, as this is the most cost-effective method. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend online.

By Order of the Board of Directors,

/s/ George Wentz
George Wentz
Corporate Secretary
October 2, 2026

A MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

Dear Fellow Shareholders,

I am pleased to invite you to Fermi’s first Annual Meeting of Shareholders. The meeting will be held virtually on October 30, 2026, at 10:00 a.m. Central Daylight Time. You can join online at www.virtualshareholdermeeting.com/FRMI2026. Shareholders of record at the close of business on August 31, 2026, may vote.

This has been a year of significant change at Fermi. The Board made hard leadership decisions in the spring. Through all of it, our people stayed focused and kept building. You can see that work on the ground at Project Matador. In our first year as a publicly traded company, our team:

•        Signed a binding lease with our first customer.

•        Entered into an alliance that doubles our power to market over the next two years.

•        Partnered with multiple proven contractors to move the site toward first power.

•        Took delivery of our first natural gas turbines on site.

•        Received air permit for 6 GW of power, with an additional 5 GW application filed.

•        Was selected for a new federal pilot program to speed up nuclear reviews.

•        Installed significant infrastructure, including natural gas lines, water lines, and transmission lines.

The next chapter at Fermi is about building the plant and delivering power on schedule. Our priorities are to work safely, stay on schedule, invest with discipline, and take care of our customers. When we do that well, I believe we will create significant long-term value for our shareholders.

We owe a great deal to Carson County, the City of Amarillo, and Texas Tech. Their support makes this project possible.

We have also worked to strengthen how Fermi is governed. Marius Haas serves as our independent Chairman and four of our six directors are independent. Starting in 2029, we will begin moving to annual elections for all directors.

This year, you are being asked to vote on two items:

•        The election of two Class I directors, Rick Perry and Jeffrey S. Stein.

•        The ratification of Ernst & Young LLP as our independent auditor for 2026.

The Board recommends that you vote FOR both items. The proxy statement explains each one in detail.

Your vote is important. You can vote online, by phone, or by mail. Voting online is the fastest and lowest-cost option. Even if you plan to attend the virtual meeting, please vote in advance.

On behalf of the Board and everyone at Fermi, thank you for your trust and your investment.

Sincerely,
/s/ Lee McIntire
Lee McIntire
Chief Executive Officer

i

Proxy Summary

This summary highlights certain information contained in this year’s Proxy Statement. This summary does not contain all the information you should consider in making your voting decisions. Accordingly, we encourage you to read the entire Proxy Statement before voting. We are mailing this Proxy Statement, the accompanying proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2025, to shareholders of record as of the Record Date beginning on or about October 5, 2026.

Annual Meeting Information

Date and Time October 30, 2026 10:00 a.m. Central Daylight Time	Location Virtual Meeting www.virtualshareholdermeeting.com/FRMI2026	Record Date The close of business on August 31, 2026

Ways to Vote

By Internet Follow the instructions on the proxy card.	By Phone Call the telephone number on the proxy card.	By Mail Complete, sign, date, and return the proxy card.

Vote during the meeting by following the instructions posted on the virtual meeting website.

If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your broker (or bank or other nominee) to vote your shares.

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

Proposals		Board’s Voting Recommendation	More Information
Proposal 1	Election of Two Class I Directors	FOR each Nominee	on page 4
Proposal 2	Ratification of Ernst & Young LLP as our Independent Auditors for the Fiscal Year Ending December 31, 2026	FOR	on page 27

Governance Overview

The Board of Directors (the “Board”) of the Company believes that strong corporate governance is critical to promoting the best long-term interests of our shareholders. Thoughtful consideration is given to the composition and structure of the Board for it to effectively fulfill its oversight responsibilities. The Board has nominated two Class I directors to stand for election at the Annual Meeting.

As you may be aware, Toby R. Neugebauer served as Co-Founder and Chief Executive Officer of the Company from its inception until April 17, 2026, when he was removed from the role of CEO by the Board. On April 30, 2026, Mr. Neugebauer’s employment was terminated for cause by a committee of independent directors of the Board (the “R&D Committee”), which had been tasked with evaluating certain conduct involving Mr. Neugebauer. The R&D Committee terminated Mr. Neugebauer for cause due to conduct the R&D Committee determined to be in violation of his employment agreement, including: (i) material misrepresentations to and lack of transparency with the Board; (ii) repeated public communications in violation of his fiduciary duties, non-disclosure obligations, and Company policies, notwithstanding repeated requests to cease such behavior; (iii) unauthorized meetings with third parties regarding Company transactions in violation of Company policies; (iv) a repeated pattern of threatening, abusive and bullying behavior both within and outside Fermi in violation of Company policies; and (v) other repeated personal conduct in violation of Company policies. The Board and the members of the Risk and Disclosure Committee took these actions after extensive review and discussion and in accordance with their fiduciary duties.

Director Nominees

Name	Occupation	Independent	Director Since	Other Current Public Boards	Audit	Compensation	Finance
Jeffrey S. Stein	Partner at Breakpoint Partners		2025	1			•
Rick Perry	Former Texas Governor and former U.S. Department of Energy Secretary		2025	1

____________

•       Committee Member

Director Nominee Composition

In evaluating director candidates for membership, numerous factors are considered, including, for example, skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

The Board is composed of, and benefits from, individuals with distinguished leadership experience across multiple industries, including engineering, construction, energy, professional services, financial services, technology, and government affairs.

Governance Best Practices

We are committed to strong corporate governance policies and practices that promote the interests of our shareholders and strengthen Board and management accountability, highlights of which are listed below.

Governance Principles	Governance Practices
Accountability to our Shareholders

•   Each shareholder is entitled to one vote for each share of common stock held.

•   Our Bylaws permit shareholder proxy access.

•   Shareholders constituting not less than 50% of the outstanding shares of the Company’s capital stock can request a special meeting.

Board Independence

•   4 out of 6 members of the Board are independent.

•   We have an independent Chairman of the Board.

•   The independent Chairman of the Board may call meetings and hold executive sessions with independent directors.

•   All members of the Audit Committee and Compensation Committee are independent.

Board Policies and Practices

•   We periodically review our Corporate Governance Guidelines, as well as all committee charters.

•   Our Corporate Governance Guidelines limit the number of public company boards upon which directors may sit to protect against overboarding.

•   Our Board actively engages in Chief Executive Officer (“CEO”) succession planning and reviews succession plans for our other executives.

•   Our Board and Compensation Committee evaluate our CEO’s performance annually.

Governance Principles	Governance Practices
Alignment of Interests and Leading Governance Practices

•   Our Board has adopted a Compensation Recovery Policy (the “Clawback Policy”) to recoup executive officers’ erroneously awarded incentive-based compensation in the event the Company is required to restate its financial statements.

•   Our Insider Trading Policy prohibits employees (including officers) and directors from entering into hedging transactions with respect to the Company’s securities or pledging Company securities as collateral for a loan.

•   Our Code of Ethics and Business Conduct (the “Code of Ethics”) applies to all employees (including officers) and directors.

PROPOSAL 1 — Election of Directors

At the Annual Meeting, two directors are nominated to be elected for terms expiring at the 2029 Annual Meeting of Shareholders or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal from office in accordance with the provisions of the Company’s Bylaws. Robert Masson and George Wentz, have been selected as a proxy committee by the Board, and it is the intention of the proxy committee that, unless otherwise directed therein, proxies will be voted for the election of all of the nominees listed below. Although it is not contemplated that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxy committee will act in accordance with its best judgment. Each of the nominees has indicated his or her willingness to serve as a member of the Board, if elected.

Mr. Perry was elected to the Board in September 2025 and Mr. Stein was elected to the Board in April 2025. Fermi currently has a classified Board, with only one class up for election this year.

Vote Required

Provided a quorum is present at the meeting, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in such election is required to elect directors.

The Board recommends that you vote “FOR” each of the Class I director nominees.

Our Board has nominated the individuals named below for election as directors until the 2029 Annual Meeting of Shareholders. Each nominee is currently a director. Our Board recommends that each nominee below be elected as a director at the Annual Meeting.

Director Nominees

Director Since: 2025 Principal Occupation Former Governor of Texas and former U.S. Secretary of Energy Board Committees None Skills and Qualifications • Government Affairs • Energy • Risk Management	GOVERNOR RICK PERRY Age: 76 | Independent Director

•   Governor Perry brings decades of executive-level leadership and energy policy experience to Fermi. Since January 2020, Governor Perry has served as a director on the board of Energy Transfer. As U.S. Secretary of Energy from 2017 to 2019, he oversaw the DOE’s $30 billion annual budget and led major policy initiatives to modernize the U.S. nuclear energy sector, including reviving efforts for advanced reactor licensing and securing international energy partnerships. During his tenure, he was instrumental in launching DOE programs that expanded support for nuclear innovation, LNG export infrastructure, and gas-fired baseload power, while reinforcing U.S. energy independence on the global stage. Prior to his federal role, Perry served as Governor of Texas for 15 years — the longest tenure in state history — where he was pivotal in transforming Texas into a global energy powerhouse through regulatory reform, private capital mobilization, and pro-growth policies.

Director Since: 2026

Principal Occupation

Co-Founder and Managing Partner, Breakpoint Advisory Partners LLC

Board Committees

•   Audit

•   Finance

Skills and Qualifications

•   Finance & Accounting

•   Risk Management

JEFFREY S. STEIN Age: 56 | Independent Director

•   Mr. Stein is currently Co-Founder and Managing Partner of Breakpoint Advisory Partners LLC, a boutique corporate advisory and investment banking firm that provides consulting services to companies navigating complex transactions and strategic transformations, a role he has held since April 2025. From January 2010 to March 2025, Mr. Stein was a Founder and Managing Partner of Stein Advisors LLC, a financial advisory firm that provided consulting services to public and private companies and institutional investors. Mr. Stein is an accomplished corporate executive and director, including leadership and committee positions, of both public and private companies. Mr. Stein has served as an Executive Chairman, Chief Executive Officer, and as a director on audit, compensation, corporate governance, finance, and risk committees. Mr. Stein has been engaged as an executive and director to support companies navigating a variety of strategic matters, including complex contract negotiations, capital structure and performance optimization, and regulatory oversight. Mr. Stein has served as Chairman of the Board of Octave Specialty Group, Inc. since January 2015, and as a director since May 2013. Mr. Stein previously served as a director on the boards of Sunnova Energy International Inc. from April 2025 to November 2025, Vertex Energy, Inc. from August 2024 to January 2025, Rite Aid Corporation from July 2023 to September 2024, Troika Media Group, Inc. from November 2022 to March 2024, Aearo Technologies LLC from June 2022 to May 2024, GWG Holdings Inc. from June 2022 to July 2023, Intelsat Connect Finance S.A. from March 2020 to February 2022, NMC Health plc from April 2020 to September 2020, Westmoreland Coal Company from August 2016 to March 2019, and Dynegy Inc. from October 2012 to April 2018.

Continuing Directors

Director Since: 2025 Principal Occupation Chief Executive Officer, Fermi Inc. Board Committees • Finance Skills and Qualifications • Public CEO • Safety • Construction	LEE MCINTIRE Age: 77 | Chief Executive Officer, Director

•   Mr. McIntire brings over 45 years of executive leadership and corporate governance experience in the engineering and construction, oil and gas, and nuclear power industries to Fermi. Mr. McIntire currently serves as a board member of McDermott International, Ltd, Spur Petroleum, Ltd. and Al Bawani Holding. Previously, Mr. McIntire served from 2014 to 2024 as a director of Ovintiv, Inc., a leading North American exploration and production company; from June 2021 to January 2022 as the Interim President and Chief Executive Officer of McDermott International, Ltd., a privately held company that provides engineering and construction solutions to the energy industry; and from 2015 to 2018 as the Chief Executive Officer of TerraPower, LLC, an advanced nuclear reactor engineering and development company. Earlier in his career, Mr. McIntire served as Chairman, Chief Executive Officer and President of CH2M HILL, Inc. and as Partner, Executive Vice President and board member of Bechtel Corporation. Mr. McIntire also lends his leadership to a number of organizations around the world as an advisor. Mr. McIntire holds a B.S. from the University of Nebraska College of Civil Engineering, and an M.B.A. from the Thunderbird School of Global Management in Arizona. He also attended the Executive Management Program at Dartmouth’s Tuck School of Business and served as Executive-in-Residence at the University of California, Davis, Graduate School of Management.

Director Since: 2026 Principal Occupation Chief Power Officer, Fermi Inc.; Managing Partner, Twenty First Century Utilities Board Committees None Skills and Qualifications • Power	LARRY KELLERMAN Age: 71 | Chief Power Officer, Director

•   Mr. Kellerman boasts a nearly 40-year career in the power generation business, including the building of multi-billion-dollar energy asset portfolios. Since January 2015, Mr. Kellerman has been a Managing Partner at Twenty First Century Utilities, where he focuses on the acquisition, operation and transformative improvement of assets and enterprises in the North American power generation sector. Mr. Kellerman also advised private equity leaders, including I Squared Capital, on their power portfolios. Mr. Kellerman served as the Chief Executive Officer of Atlantic Power & Utilities from February 2023 to May 2024 and President from January 2022 to February 2023. In addition, he has also served in several prior senior management positions as a Senior Management Partner at El Paso Corporation, Partner and Managing Director at Goldman Sachs and CEO of Quantum Utility Generation backed by Quantum Energy Partners. Mr. Kellerman holds a Bachelor of Arts degree in Management and an MBA from West Coast University.

Director Since: 2025 Principal Occupation Founding Partner, BayPine Board Committees • Audit • Compensation • Finance Skills and Qualifications • Technology • Human Capital • Finance	MARIUS HAAS Age: 59 | Independent Director, Chairman of the Board

•   Mr. Haas is a Founding Partner of BayPine, which he founded in May 2020. Mr. Haas has spent most of his career leading executive teams and organizations in the technology and enterprise solutions industry, and has significant expertise in digital transformation, emerging technologies, and B2B business models. His career includes senior leadership roles at Dell Technologies, Hewlett-Packard, Compaq and Intel Corporation. Prior to BayPine, Mr. Haas served as President and Chief Commercial Officer of Dell Technologies, which had over $90 billion of revenue in fiscal year 2020. He played an instrumental role as a senior operating executive in the take-private of Dell in 2013, the subsequent integration of Dell, EMC, and VMware in 2016, and the strategic transformation of Dell from a commodity PC supplier into a leading provider of strategic technology infrastructure and managed enterprise solutions. At Hewlett-Packard, Mr. Haas was the Chief Strategy Officer and Head of Global M&A for six years during which the company more than doubled its market capitalization to over $130 billion. Mr. Haas currently serves on the boards of Harbor and HydroBlok NA. He also has served as an industry advisor to KKR’s technology investment team. Mr. Haas holds a BA from Georgetown University and an MBA from the American Graduate School of Global Management.

Director Since: 2025 Principal Occupation Co-Founder and CEO of Carry1st Board Committees • Audit • Compensation Skills and Qualifications • Finance & Accounting • Technology	CORDEL ROBBIN-COKER Age: 39 | Independent Director

•   Mr. Robbin-Coker is the Co-Founder and Chief Executive Officer of Carry1st, a venture-backed video game publisher and consumer fintech platform in Africa, a position he has held since July 2018. For the decade prior to founding Carry1st, Mr. Robbin Coker served as an investment banker with Morgan Stanley and private equity investor with The Carlyle Group, culminating in his role as Vice President in the Carlyle Sub-Saharan Africa Fund. Mr. Robbin-Coker serves on the board of The Hershey Company (NYSE: HSY), currently serving as chair of its Finance and Risk Management Committee and a member of its Compensation Committee. In addition, he has served on the joint boards of the Hershey Trust Company and Milton Hershey School since January 2019. Mr. Robbin-Coker graduated with a BA in Political Science from Stanford University.

Corporate Governance

General

The business of the Company is managed under the direction of the Board. Pursuant to the requirements of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of the Board must be independent, as defined by listing standards of the Nasdaq (the “Nasdaq Listing Rules”). The Board meets on a regularly scheduled basis to review significant developments affecting the Company, to act on matters requiring approval by the Board, and to otherwise fulfill its responsibilities. The Board has adopted Corporate Governance Guidelines to further its goal of providing effective governance of the Company’s business for the long-term benefit of the Company’s shareholders. These guidelines set forth policies concerning overall governance practices for the Company and are reviewed by the Board periodically.

The Company’s Corporate Governance Guidelines, along with its Code of Ethics and the charters for its Audit and Compensation Committees, are available on the Company’s website, www.investor.fermiamerica.com/governance-documents. Shareholders may also obtain copies of these documents upon written request to Fermi Inc., Investor Relations, 1845 Woodall Rodgers Freeway, Suite 1100, Dallas, Texas 75201.

Board Membership and Qualifications

General Qualification Requirements

The criteria for Board membership is set forth in the Company’s Corporate Governance Guidelines.

Corporate Governance Guidelines Requirements for Board Members	• Possess high personal and professional ethics, integrity, and values • Be willing to devote sufficient time to fulfill their responsibilities
Board Considerations for Nominations or Appointments

•   Independence

•   Be committed to the best long-term interests of the Company’s shareholders

•   Past attendance at Board and committee meetings and participation in and contributions to such meetings

•   A broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business

•   Evaluation of each individual, assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board or any of its committees at a given point in time

The Corporate Governance Guidelines prohibit a director from serving on more than four public company boards (including Fermi’s Board), prohibit a director who actively serves as an executive officer of a public company other than on an interim basis to serve on more than two total public company boards (including Fermi’s Board), and prohibits a director who serves on the Audit Committee from serving on the audit committees of more than three public companies (including Fermi’s Board). The Corporate Governance Guidelines also require that the nature and time involved in a director’s service on other boards be considered in connection with the evaluation of the suitability of that director. In addition, in accordance with the Corporate Governance Guidelines, directors should advise the Chairman of the Board in advance of accepting an invitation to serve on the board of directors of another publicly traded company.

Director Orientation and Continuing Education

The Company conducts an orientation and onboarding process for new directors. In addition, directors may participate in professional development or continuing education programs, courses, seminars, and other similar events relevant to their service as the Company’s directors.

Board Leadership Structure

Our business and affairs are managed under the direction of our Board, which consists of six directors. Our Certificate of Formation (our “Charter”) and Bylaws provide that, subject to the rights of the holders of preferred stock, the number of directors on our Board shall be fixed exclusively by resolution of our Board. Our Board is divided into three classes, with initial terms expiring at the first, second and third annual meetings of shareholders following the effective date of the Company’s initial public offering, respectively. Commencing at the annual meeting of shareholders to be held in 2029, a phase-in of a declassified Board shall begin. Commencing with the annual meeting of shareholders to be held in 2031, the classification of the Board shall fully terminate, and all directors shall be of one class and elected at each annual meeting of shareholders.

•        Our Class I directors are Rick Perry and Jeffrey S. Stein;

•        Our Class II directors are Cordel Robbin-Coker and Marius Haas; and

•        Our Class III directors are Larry Kellerman and Lee McIntire.

Our Board will periodically select the Chairman of the Board (the “Chairman”), who will preside at all Board meetings unless a majority of the Board votes in favor of appointing a different presiding officer for a particular meeting. The Board appointed Marius Haas as independent Chairman, effective April 20, 2026.

The Board believes the current structure with an independent Chairman is in the best interests of the Company and its shareholders, because, among other factors, the structure allows Mr. Haas to focus on matters of Board oversight and corporate governance with an independent perspective and allows Mr. McIntire, Fermi’s CEO, to focus on leading the business’s strategic operations, including the implementation of the Company’s initiatives. Together, Mr. Haas and Mr. McIntire can effectively coordinate efforts in (i) properly and timely identifying matters that should be brought to the Board’s attention, (ii) prioritizing Board agenda items, and (iii) identifying the individuals in the best position to present agenda items.

Attendance and Executive Sessions

The Board held one meeting during 2025 following the Company’s conversion from a limited liability company to a corporation effective upon the closing of its initial public offering on October 1 of that year. During 2025, each of the Company’s current directors attended at least 75 percent of the total number of Board and applicable committee meetings. All of the Company’s current directors will strive to attend its inaugural Annual Meeting.

Pursuant to the Company’s Corporate Governance Guidelines, the independent directors of the Board are required to meet in regularly scheduled executive sessions without the presence of management. Regularly scheduled executive sessions encourage and enhance communication among independent directors. It is contemplated that executive sessions will occur in conjunction with regularly scheduled Board meetings.

Communications with the Board

Shareholders and any other interested parties may communicate directly with the Chairman of the Board or any or all of the non-management or independent directors as a group or any other members of the Board by writing to such director(s), c/o Fermi Inc., Attn: Chairman of the Board, 1845 Woodall Rodgers Freeway, Suite 1100, Dallas, Texas 75201. Any communications to the Company from one of the Company’s officers or directors will not be considered “shareholder communications.” Communications to the Company from one of the Company’s employees or agents will only be considered “shareholder communications” if they are made solely in such employee’s or agent’s capacity as a shareholder.

Risk Oversight

The Board is responsible for overseeing management’s assessments of major risks facing the Company and for reviewing options to mitigate such risks.

Board of Directors

Overall risk assessment and management of significant risks related to the Company’s financial, operating, and commercial strategies and plans, including through receiving regular reports from executive officers, senior management, and advisors and delegating to its appropriate committees.

Audit Committee	Compensation Committee	Finance Committee
• Major financial and accounting risk exposures • Internal controls and financial reporting risks • Internal audit matters • Related party transactions	• Compensation policies and practices • CEO and executive officer succession planning • Human capital management	• Finance and liquidity • Strategic transactions • Proxy contests and related matters • Governance-related litigation

Management

Day-to-day responsibility for assessing and managing the Company’s risk exposure, establishing risk management practices, and reporting to the Board and its committees on the Company’s financial, operating, and commercial strategies, and related risks.

Committees of the Board

The Board has established the following standing committees to assist it with fulfilling its responsibilities: (i) Audit, (ii) Compensation and (iii) Finance. The following table provides information on the Board’s current committee memberships.

Name	Audit Committee*	Compensation Committee+	Finance
Marius Haas	•	•	•
Cordel Robbin-Coker	•	•
Lee McIntire			•
Jeffrey S. Stein	•		•
Larry Kellerman
Rick Perry

____________

*        The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Board has determined that each of the members of the Audit Committee is (and each director who previously served on the Audit Committee during 2025 was) independent under all applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Listing Rules for audit committee membership.

+        The Board has determined that each of the members of the Compensation Committee is (and each director who previously served on the Compensation Committee during 2025 was) (i) independent under the Nasdaq Listing Rules for compensation committee membership; and (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act.

•     Chair

•     Member

The primary functions of each of the Board’s standing committees are discussed below. A more detailed list of the Compensation Committee’s and Audit Committee’s functions can be found in their respective charters on the Company’s website, www.investor.fermiamerica.com/governance-documents. During 2025, the committees held a limited number of meetings given the completion of the Company’s initial public offering during the fourth quarter of that year. A Risk and Disclosure Committee was formed in 2026 and its responsibilities were largely assumed by the Finance Committee, also formed in 2026.

Audit Committee
Current Members: Cordel Robbin-Coker (Chair)* Marius Haas* Jeffrey S. Stein* Meetings in 2025: 1 * Satisfies the criteria adopted by the SEC to serve as an “audit committee financial expert”

Primary Functions:

•   Oversee the integrity of the Company’s financial statements and internal controls over financial reporting

•   Monitor compliance with legal and regulatory requirements

•   Appoint, compensate, and oversee the independent auditor, including assessment of qualifications and independence

•   Supervise the performance of the internal audit function and the independent auditor

•   Review and discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken by management

•   Review related party transactions and recommend to the Board for approval

Compensation Committee
Current Members: Marius Haas (Chair)* Cordel Robbin-Coker Meetings in 2025: 0

Primary Functions:

•   Evaluate executive compensation, equity and incentive plans, employment, and severance arrangements, and advisor selection and retention matters

•   Evaluate potential candidates for senior executive positions and develop succession plans, including for the CEO

•   Provide oversight of human capital management, including retention

•   Review and approve annually the corporate goals and objectives applicable to CEO compensation; evaluate CEO performance and recommend compensation levels to the independent directors

•   Review and recommend salaries, incentive opportunities, and equity-based compensation for executive officers who are subject to Section 16(b) of the Exchange Act

•   Administer the Company’s incentive compensation plans and equity-based plans

•   Review director compensation for service on the Board and Board committees

•   Appoint and oversee the work of compensation consultant(s)

•   May, in its discretion, form and delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members, or to one or more designated members of the Committee

•   Do not allow Executive Officers to make recommendations as to the amount or form of Executive Officer and director compensation

Finance Committee
Current Members: Jeffrey S. Stein (Chair)* Marius Haas Lee McIntire Meetings in 2025: N/A

Primary Functions:

•   Review, evaluate, and execute the terms, conditions, and advisability of all potential financing and strategic transactions, including potential related party transactions.

•   Review, evaluate and execute the Company’s strategy and response to shareholder activism and governance-related litigation.

Compensation Committee Consultant

Beginning in January 2026, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. The Compensation Committee has sole authority to retain and terminate its compensation consultant and to approve its fees and terms of engagement. At the Compensation Committee’s direction, Meridian provided market data, analysis, and advice regarding the compensation of our executive officers and non-employee directors, incentive plan design, and relevant market and governance practices, to assist the Compensation Committee in evaluating the competitiveness of our programs and their alignment with our compensation philosophy and business objectives. Meridian reports directly to the Compensation Committee, attends Compensation Committee meetings, and meets in executive session with the Compensation Committee without management present. At the Compensation Committee’s direction, Meridian works with management, to gather information and review data for accuracy, but management does not direct Meridian’s work or determine the scope of its engagement.

The Compensation Committee assessed Meridian’s independence in light of SEC rules and Nasdaq Listing Rules, including the six factors in Rule 10C-1, and concluded that Meridian’s work did not raise any conflict of interest. Meridian and its affiliates provided no other services to the Company or its affiliates.

Director Identification

The Board identifies potential candidates for first-time nomination as a Board member using a variety of sources, such as recommendations from current Board members, management, and contacts in communities served by the Company. Director nominees are selected by independent directors constituting a majority of the Board’s independent directors. The Board has not created a nominating and corporate governance committee because the Company’s full Board is responsible for the functions that would otherwise be delegated to a nominating and corporate governance committee. As the Company grows, and to the extent the size of the Board increases, the Board may determine to create a nominating and corporate governance committee.

The Board will also consider nominees submitted by shareholders or other sources based on the criteria set forth in the Company’s Corporate Governance Guidelines; provided that such nominations are submitted in accordance with the requirements of the Company’s Bylaws.

The Board considers all aspects of each possible candidate’s qualifications and skills in the context of the needs of the Company at the relevant point in time with a view to creating a Board with a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business. Directors should possess high personal and professional ethics, integrity and values.

Pursuant to the director nomination agreement (the “Director Nomination Agreement”) with TMNN Manager LLC (“TMNN”), Caddis Holdings LLC and the Melissa A. Neugebauer 2020 Trust (collectively, the “Investor Group”), each member of the Investor Group has the right to designate one nominee to our Board, for so long as such member of the Investor Group beneficially owns more than 50% of the total number of shares of our common stock beneficially owned by such member of the Investor Group, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization (the “Original Amount”). In the event that a member of the Investor Group beneficially owns 50% or less of such member’s Original Amount, then such member will not have the right to nominate a director nominee for election as a director. If not earlier terminated, the Director Nomination Agreement shall terminate with respect to the Investor Group on the date that is the fifth anniversary of the initial public offering effective date. In each case, any applicable nominee nominated pursuant to the Director Nomination Agreement must comply with applicable law and stock exchange rules. Upon consummation of the initial public offering, TMNN designated Toby Neugebauer as its director designee and Caddis Holdings LLC designated

Rick Perry as its director designee. On April 17, 2026, the Melissa A. Neugebauer 2020 Trust exercised its right to nominate Miles Everson to the Board, thereby increasing the size of the Board to seven directors. Mr. Neugebauer was removed from the Board on April 30, 2026 as a result of the termination of his employment with the Company.

On July 10, 2026, the Company received a resignation letter (the “Resignation Letter”) from Mr. Everson, pursuant to which he resigned as director of the Company, effective immediately. In the Resignation Letter, Mr. Everson stated that his resignation was due to a disagreement with the Company over his access to certain books and records of the Company and the Board’s decision to delegate to the Finance Committee of the Board (the “Finance Committee”) responsibility for overseeing the negotiation and approval of certain financing transactions. The Company believes that Mr. Everson was granted full access to the Company’s books and records, except for materials relating to pending litigation involving Mr. Neugebauer, given Mr. Everson’s position as a director designee of the Melissa A. Neugebauer 2020 Trust for which Mr. Neugebauer serves as a trustee. Mr. Everson approved the Board’s establishment of the Finance Committee and the delegation of responsibility to the Finance Committee for overseeing the negotiation and approval of certain financing transactions. The Melissa A. Neugebauer 2020 Trust has not exercised its right to designate a replacement for Mr. Everson to date.

Certain Relationships and Related Transactions, and Director Independence

Review, Approval, or Ratification of Transactions with Related Persons; Director Independence Determinations.

The Company has adopted a written related party transactions policy (the “Related Party Transaction Policy”). Pursuant to the Related Party Transaction Policy, the Audit Committee reviews all material facts of all related party transactions and either approves or disapproves entry into the related party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the related person’s interest in the transaction. Further, the Related Party Transaction Policy would require that all related party transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Compensation Committee Interlocks and Insider Participation.

None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Related Party Transactions.

The following includes a summary of transactions since our inception and any currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than certain equity and other compensation or arrangements.

The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.

Twenty First Century Utilities Consulting Agreement.

On April 1, 2025, we entered into a Services Agreement (the “Services Agreement”) with TFC Utilities Management LP (“TFCU”) pursuant to which TFCU has agreed to provide various consulting services to the Company. Chief Power Officer and Director, Larry Kellerman, is the Chief Executive Officer of TFCU. In 2025, we paid TFCU $1,332,177 under the Services Agreement, including a $750,000 discretionary bonus in connection with our initial public offering.

Director Nomination Agreement.

The Company entered into the Director Nomination Agreement with the Investor Group that provided each member of the Investor Group with the right to designate one nominee to our Board, subject to certain conditions, as described on page 11 of this Proxy Statement.

Director Independence.

We have reviewed the independence of our directors using the independence standards of Nasdaq and considered whether any director has a relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board has affirmatively determined that Rick Perry, Marius Haas, Cordel Robbin-Coker and Jeffrey Stein are each an “independent director,” as defined under Nasdaq rules. Lee McIntire and Larry Kellerman are not considered independent due to their employment with the Company. In making these determinations, our Board considered the current and prior relationships that each director has with us and all other facts and circumstances our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in this Proxy Statement.

Director and Officer Indemnification and Insurance.

The Company indemnifies our directors and executive officers to the fullest extent permitted by Texas law. Further, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have also purchased directors’ and officers’ liability insurance.

Family Relationships.

Nathan Neugebauer and Noah Neugebauer are sons of Mr. Neugebauer and were employees of the Company in 2025. In 2025 prior to the Company’s initial public offering, Nathan Neugebauer received 750,000 restricted stock units (“RSUs”) with a grant date fair value of $10,628,000, and Noah Neugebauer received 3,000,000 RSUs with a grant date fair value of $57,878,000. The RSUs granted to each of Nathan Neugebauer and Noah Neugebauer each vested in part (180,000 for Nathan Neugebauer and 929,250 for Noah Neugebauer) on the six-month anniversary of the Company’s initial public offering. Nathan Neugebauer and Noah Neugebauer both resigned without Good Reason (as defined in their applicable RSU award agreements) and, as a result, the remaining unvested RSUs as of their termination dates were automatically forfeited.

The Company’s Co-Founder, Griffin Perry, is the son of Rick Perry, who is also a Co-Founder. Sezin Uzman, is an employee of the Company and the wife of Mesut Uzman, the Company’s Chief Nuclear Officer. Except for the foregoing, there are no family relationships between our directors and any of our executive officers.

Material Proceedings.

On May 1, 2026, our former CEO, Mr. Neugebauer, filed a verified petition and application for temporary restraining order and temporary injunction in the Business Court of the State of Texas, First Division, captioned Neugebauer v. Fermi Inc., et al., Cause No. 26-BC01B-0034. The petition named the Company and certain of our directors — Marius Haas, Lee McIntire, and Cordel Robbin-Coker — as defendants.

On May 4, 2026, the parties entered into a Rule 11 Agreement under which Mr. Neugebauer agreed to withdraw his application for a temporary restraining order and temporary injunction with respect to Counts I, II, and III of the petition, subject to the Board’s consideration of the nomination of Larry Kellerman to fill the Board vacancy. The Rule 11 Agreement reserved all rights of the parties with respect to the remaining issues in the petition. On July 2, 2026, Mr. Neugebauer, together with Vicksburg Investments Management LLC, filed a First Amended Petition in the same action, which added James Richard “Rick” Perry as an additional director defendant. The amended pleading asserts two counts. Count I seeks a declaration that the May 13, 2026 amendment to the Company’s Bylaws, which imposed a 70% requirement for shareholder amendments to specified provisions, is void. Count II seeks a declaration that the special meeting Mr. Neugebauer purported to schedule for May 29, 2026, was validly called and that the Board lacked authority to cancel it. The same day, the plaintiffs also filed an Emergency Motion for Expedited Discovery seeking responses to their discovery requests on a compressed timeline. On July 7, 2026, the Court denied that motion without prejudice, concluding that the plaintiffs had not shown good cause under Texas Rule of Civil Procedure 191.1 for expedited discovery. On August 31, 2026, Defendants filed a Rule 91a Motion to Dismiss. The hearing was initially set for October 6, 2026.

On September 8, 2026, Plaintiffs filed a Second Amended Complaint and Application for Temporary Injunction. The Second Amended Complaint retained Counts I and II and adds Count III, which sought a judicial declaration concerning the voting standards for director elections in the Company’s Bylaws. Plaintiffs also sought a temporary restraining order and temporary injunction. On September 16, 2026, the Court denied Plaintiffs request for a temporary restraining order.

On September 18, 2026, Plaintiffs filed a Third Amended Petition and Application for Temporary Injunction, further amending its allegations and Counts I, II, and III.

On September 28, 2026, Defendants filed an Amended Notice of Hearing resetting the hearing on the Rule 91a Motion to Dismiss for November 19, 2026. Defendants intend to amend their Rule 91a Motion to Dismiss to address Plaintiffs’ Third Amended Petition. We intend to vigorously defend against these actions.

At this time, we are unable to reasonably estimate the possible loss or range of loss, if any, associated with this matter.

Insider Trading Policy

The Company has adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees and other covered persons. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s most recent Annual Report on Form 10-K.

Clawback Policy

The Company has adopted the Clawback Policy that complies with rules recently promulgated by Nasdaq and the SEC. The Clawback Policy applies to current and former executive officers, and it provides for the recovery of certain incentive-based compensation received during a three-year recovery period if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the applicable securities laws. The incentive-based compensation recoverable under the Clawback Policy generally includes the amount of incentive-based compensation received (while we have a class of securities listed on a national securities exchange or national securities association) that exceeds the amount that would have been received had it been determined based on the restated financials (without regard to any taxes paid). The Clawback Policy does not condition clawback on the fault of an executive officer, but the required clawback under the Clawback Policy is subject to certain limited exceptions in accordance with the SEC and Nasdaq Listing Rules. A copy of the Insider Trading Policy is filed as Exhibit 97.0 to the Company’s most recent Annual Report on Form 10-K.

Hedging Transactions

The Company’s Insider Trading Policy governs the purchase of financial instruments and transactions that hedge or offset, or are designed to hedge or offset, a decrease in the market value of Company securities held by directors, officers, or certain employees as part of the compensation of such individuals, or held directly or indirectly. This policy applies to all directors and officers of the Company, and certain employees of the Company (such employees, collectively with the directors and officers, the “Insiders” many of which are referred to under UK securities rules as persons discharging management responsibilities “PDMRs”). PDMRs are officers, directors and employees of the Company or its subsidiaries who have regular access to material, non-public information relating directly or indirectly to the Company and the power to take managerial decisions affecting future developments and business prospects of the Company.

Under this policy, directors, officers, PDMRs, Insiders of the Company, and employees are prohibited from engaging in hedging or monetization transactions with respect to Company securities, short sales of any Company securities, and transactions in derivative securities involving Company securities (but excluding any instruments granted under any Company equity incentive plan, including the exercise of options, restricted stock, restricted stock units, or other derivative securities). The policies’ restrictions also apply to family members (as defined in the policy) of directors, officers, or employees. In addition, directors and officers are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless a waiver for a specific loan transaction is approved by the Compliance Officer (as defined in the policy).

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The Company is authorized to issue 2,410,000,000 shares, of which 2,400,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 shares are preferred stock, par value $0.001 per share. At the close of business on August 31, 2026, the Record Date for determining shareholders entitled to notice of and to vote at the meeting, there were outstanding 641,259,703 shares of common stock, each share of which is entitled to one vote for the election of directors and on all other matters properly submitted to a shareholder vote at any annual or special meeting, and no outstanding shares of preferred stock, whose rights will be established on a series-by-series basis through statements of resolution.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of August 31, 2026, information with respect to persons who, to the Company’s knowledge, beneficially own more than five percent of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Melissa A. Neugebauer 2020 Trust	94,359,659	(2)	14.71%
Toby Neugebauer	144,101,446	(2)	22.47%
Vicksburg Investments Management LLC	40,156,376	(2)	6.26%
Caddis Holdings, LP	52,256,833	(3)	8.15%

____________

(1)      Percentages are calculated based on the number of outstanding shares of the Company’s common stock as of August 31, 2026, which was 641,259,703.

(2)      Information is based on a Schedule 13G jointly filed with the SEC on November 14, 2025, by the Melissa A. Neugebauer 2020 Trust, Vicksburg Investments Management LLC and Toby Neugebauer.

          The Melissa A. Neugebauer 2020 Trust reported shared voting power and shared dispositive power with respect to all 94,359,659 shares. Toby Neugebauer is the investment trustee for the Melissa A. Neugebauer 2020 Trust and may be deemed to hold voting and investment power with respect to the shares held by Melissa A. Neugebauer 2020 Trust. Mr. Neugebauer disclaims beneficial ownership of the shares held by the Melissa A. Neugebauer 2020 Trust except to the extent of his pecuniary interest therein.

          Vicksburg Investments Management LLC reported shared voting power and shared dispositive power with respect to all 40,156,376 shares. Toby Neugebauer is a managing member of Vicksburg Investments Management LLC.

          Toby Neugebauer reported sole voting power and shared dispositive power with respect to 4,500,000 shares held by TMNN Manager LLC, for which Mr. Neugebauer is a managing member and shared voting power and shared dispositive power with respect to 139,601,446 shares.

          The address of the Melissa A. Neugebauer 2020 Trust, Vicksburg Investments Management LLC and Toby Neugebauer is 10777 Strait Lane, Dallas, Texas 75229.

(3)      Information is based on a Schedule 13G jointly filed with the SEC on July 20, 2026, by Caddis Holdings, LP and Griffin Perry. Caddis Holdings, LP and Griffin Perry each reported shared voting power and shared dispositive power with respect to all 52,256,833 shares. The address for Caddis Holdings, LP and Caddis Holdings, LLC is 1333 Oak Lawn Avenue, Suite 900, Dallas, Texas 75207.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 31, 2026 for:

•        each of our directors, former directors and director nominees;

•        each of our named executive officers and former named executive officers; and

•        all of our former and current executive officers and directors as a group.

As of August 31, 2026, we had 641,259,703 shares of common stock outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of August 31, 2026, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power, and the address of all listed Shareholders is 1845 Woodall Rodgers Freeway, Suite 1100, Dallas, Texas 75201.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Larry Kellerman	0		*
Jacobo Ortiz	8,997,033	(2)	1.40%
Charlie Hamilton	8,975,910	(3)	1.40%
Marius Haas	969,638	(4)	*
Rick Perry	16,585,988	(5)	2.59%
Cordel Robbin-Coker	69,638		*
Lee McIntire	210,707		*
Jeffrey S. Stein	0		*
Toby Neugebauer	144,101,446	(6)	22.47%
Miles Everson	2,169,791	(7)	*
Current Executive Officers and Directors as a Group (9 persons)	18,177,430		2.83%

____________

*        Less than 1%.

(1)      Percentages are calculated based on the number of outstanding shares of the Company’s common stock as of August 31, 2026, which was 641,259,703.

(2)      Consists of (i) 1,122,033 shares of common stock held directly by Mr. Ortiz and (ii) 7,875,000 shares of common stock held by Las Brisas Financial Services LLC. Mr. Ortiz is a managing member of Las Brisas Financial Services LLC. The address of Las Brisas Financial Services LLC is Metro Office Park, 8 Street 1, Suite 300, Guaynabo, Puerto Rico 00968.

(3)      Consists of (i) 1,325,910 shares of common stock held directly by Mr. Hamilton, (ii) 3,825,000 shares of common stock held by Gracious Endurance Trust, and (iii) 3,825,000 shares of common stock held by Steadfast Endurance Trust. Charlie Hamilton is a trustee of Gracious Endurance Trust and Steadfast Endurance Trust. The address of Gracious Endurance Trust and Steadfast Endurance Trust is 1381 Paseo Don Juan, San Juan, Puerto Rico 00907.

(4)      Consists of (i) 69,638 shares of common stock directly held by Mr. Haas and (ii) 900,000 shares of common stock held by H4C, LLC. Marius Haas is a managing member of H4C, LLC. The address of H4C, LLC is 2001 Frances Dr, Austin, Texas 78746.

(5)      Consists of (i) 69,638 shares of common stock directly held by Mr. Perry and (ii) 16,516,350 shares of common stock held by EPG Holdings LLC. James Richard Perry is the managing member of EPG Holdings LLC. The address of EPG Holdings LLC is 200 Oak Run Lane, Round Top, Texas 78954.

(6)      Consists of 144,101,446 shares of common stock held by Toby Neugebauer, of which (i) 4,500,000 shares are held by TMNN Manager LLC for which Mr. Neugebauer has sole voting power and shared dispositive power, and (ii) 139,601,446 shares for which Mr. Neugebauer has shared voting power and shared dispositive power. The address of the Melissa A. Neugebauer 2020 Trust, Vicksburg Investments Management LLC and Toby Neugebauer is 10777 Strait Lane, Dallas, Texas 75229.

(7)      Consists of (i) 1,269,791 shares of common stock held by Mr. Everson and (ii) 900,000 shares of common stock held by Lady Bird Advisory LLC. Mr. Everson is a managing member of Lady Bird Advisory LLC. The address of Lady Bird Advisory LLC is 1211 W Riverside Dr, #2602, Austin, Texas 78704.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

As an emerging growth company as defined under the Securities Act of 1933, as amended (the “Securities Act”), we are providing this executive compensation disclosure in accordance with the scaled requirements of Item 402 of Regulation S-K, which permit reduced compensation information compared to that required of other registrants. Our reporting obligations extend only to each individual who served in the role of our principal executive officer during the last completed fiscal year, our next two most highly compensated executive officers who were serving as executive officers as of December 31, 2025, and up to two additional individuals, each of whom would have been one of our two most highly compensated executive officers but for the fact that the individual was not serving as an executive officer as of December 31, 2025 (together, our “named executive officers” or “NEOs”). Our next three most highly compensated executive officers who were serving as executive officers as of December 31, 2025 all received the same compensation for 2025. We have included all three for purposes of this executive compensation disclosure. For the year ended December 31, 2025, our NEOs were as follows:

Name	Position
Toby Neugebauer*	Chief Executive Officer
Miles Everson*	Chief Financial Officer and Secretary
Jacobo Ortiz	Chief Operating Officer
Charlie Hamilton	Chief Site Development Officer

____________

*        Lee McIntire was appointed Chief Executive Officer of the Company, effective August 11, 2026; Mr. Neugebauer was removed from his position as CEO of the Company on April 17, 2026.

*        Miles Everson served as Chief Financial Officer of the Company until his resignation on April 17, 2026, concurrent with Mr. Neugebauer’s removal as CEO.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This discussion may contain forward-looking statements based on our current plans, considerations, expectations and determinations regarding future compensation programs. Furthermore, the compensation reported in this discussion is not necessarily indicative of how the named executive officers will be compensated in the future. The Company was formed in January 2025. As such, we did not accrue any obligations with respect to the compensation or benefits of our executive officers and directors prior to our formation.

2025 Summary Compensation Table

The following table shows the compensation paid to our named executive officers for the year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Total ($)
Toby Neugebauer Chief Executive Officer	2025	125,000	—	47,855,000	47,980,000
Miles Everson Chief Financial Officer and Secretary	2025	125,000	1,750,000	132,300,000	134,175,000
Jacobo Ortiz Chief Operating Officer	2025	125,000	1,750,000	132,300,000	134,175,000
Charlie Hamilton Chief Site Development Officer	2025	125,000	1,750,000	132,300,000	134,175,000

____________

(1)      The amounts in this column reflect the cash salary received by our NEOs in the fourth quarter of 2025, following our initial public offering.

(2)      The amounts in this column reflect a discretionary cash bonus that Messrs. Everson, Ortiz, and Hamilton (collectively, the “Non-CEO NEOs”) received in their capacity as consultants to the Company prior to our initial public offering.

(3)      The amounts in this column reflect the aggregate grant date fair value for awards granted in 2025, as modified to reflect the corporate conversion in connection with the Company’s the initial public offering on September 30, 2025 (the “Corporate Conversion”). This amount was computed in accordance with FASB ASC Topic 718, and all amounts included in this column exclude the effect of estimated forfeitures. The assumptions used in valuing stock awards are described in Note 2 of “Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K. Please refer to Note 9 of “Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K for additional information on our Share-Based Compensation. Amounts in this column for Mr. Neugebauer include his beneficial ownership of the equity awards granted in 2025 to TMNN.

Narrative Disclosure to 2025 Summary Compensation Table

The compensation of our named executive officers primarily consists of base salary, annual incentive awards and equity awards. In determining compensation for our Non-CEO NEOs, the Board, upon recommendations from the Compensation Committee (or, with respect to the CEO, the Compensation Committee), considers such factors as it deems appropriate in the exercise of its discretion and business judgment, including a subjective assessment of the NEO’s performance, the amount of equity awards held by the NEO, amounts paid to other executive officers, and competitive market conditions.

Base Salary

Base salary is set at a level commensurate with the NEO’s duties, responsibilities, contributions, prior experience, and performance. Base salaries for our NEOs will be reviewed at least annually, and adjustments may be made when the Board or the Compensation Committee, as applicable, deems appropriate. For 2025, our NEOs received a prorated base salary for the fourth quarter.

Annual Bonus

Each of the Non-CEO NEOs is eligible to earn an annual performance-based bonus for each year of employment, with the target bonus amount for 2025 equal to 200% of the executive’s annual base salary. Target bonus opportunities are set at a level commensurate with the named executive officer’s duties, responsibilities, contributions, prior experience, and performance.

For 2025, we did not maintain a formal annual incentive award plan. For 2025, our NEOs did not receive an annual bonus.

Payment in Respect of Consulting Services in 2025

In 2025, the Company granted a one-time discretionary cash bonus of $1,750,000 to each of the Non-CEO NEOs, payable upon the successful completion of the Company’s initial public offering. This bonus was not granted pursuant to any pre-existing agreement or arrangement and was awarded at the Company’s sole discretion.

Equity Compensation

In 2025, the equity compensation granted to Messrs. Neugebauer, Everson, Ortiz, and Hamilton consisted of Restricted Equity Units (“REUs”) granted prior to the Company’s initial public offering, which were subsequently converted into RSUs in connection with the Corporate Conversion and further adjusted to give effect to the 3-for-1 forward stock split on September 30, 2025 (the “September Stock Split”) both of which were consummated immediately prior to and concurrent with bour initial public offering.. In March 2026, the Company amended the outstanding RSUs to provide that such awards are governed by the Fermi Inc. 2025 Long-Term Incentive Plan (the “2025 Incentive Plan”). The amendments did not change the number of RSUs subject to the awards or their vesting terms. The RSUs granted to Mr. Neugebauer were originally scheduled to vest on January 1, 2028, subject to his continued service through the applicable vesting date. Mr. Neugebauer, as managing member of TMNN, also beneficially received fully vested REUs.

In addition, the vesting conditions of the RSUs granted to our Non-CEO NEOs were modified on September 28, 2025. Pursuant to the modified terms, the RSUs vest over two years, subject to continued service through the applicable vesting date. For additional information regarding the modification of the equity awards held by our Non-CEO NEOs, please see “Note 3, Stockholders’ Equity, Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K.

For additional information regarding equity awards held by our NEOs, please refer to the Outstanding Equity Awards at 2025 Fiscal Year End table below.

Health and Welfare Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as other full-time employees. Our Non-CEO NEOs are also eligible to receive an annual stipend of $50,000 for the executive’s payment of employee benefits, with unused amounts available for use over the following two calendar years. For 2025, none of the executives received any of the $50,000 stipend. In addition, we reimburse our NEOs for reasonable and necessary business and travel expenses incurred in connection with their services to us.

Additionally, Mr. Neugebauer is entitled to certain additional expense reimbursements, as described below in “Employment Arrangements — Employment Agreement with Mr. Neugebauer.” Otherwise, we generally do not provide our named executive officers with perquisites or other personal benefits.

Employment Arrangements

In connection with our initial public offering, the Company entered into employment agreements with each of our NEOs. The employment agreements establish the initial terms of such NEO’s employment and provide for an initial three-year term, followed by automatic one-year renewals unless either party gives prior notice of non-extension or the agreement is earlier terminated.

Employment Agreement with Mr. Neugebauer

Following our initial public offering, Mr. Neugebauer entered into an employment agreement with the Company on October 6, 2025, pursuant to which Mr. Neugebauer served as the Company’s CEO and a member of the Board (the “Neugebauer Agreement”).

Under the Neugebauer Agreement, Mr. Neugebauer is entitled to an annual base salary of $500,000, prorated for partial years of employment, and payable in accordance with the Company’s normal payroll practices. Subject to Mr. Neugebauer’s continued employment with the Company through the applicable grant date, Mr. Neugebauer is also entitled to receive an equity grant of fully vested shares of our common stock on or about June 30 and December 31 of each year (each, a “Top-Up Grant”). The amount of each Top-Up Grant, immediately after giving effect to such grant, will equal 40% of the sum of (1) the aggregate number of shares of common stock underlying awards granted to employees or service providers during the preceding six-month period under the 2025 Incentive Plan and all other equity-based incentive plans, including standalone equity grants to new employees and (2) the shares of common stock underlying such Top-Up Grant. Additionally, upon a Change in Control (as defined in the Neugebauer Agreement), Mr. Neugebauer is entitled to an additional Top-Up Grant immediately prior to such Change in Control. Mr. Neugebauer was not awarded a Top-Up Grant in 2025.

Pursuant to the Neugebauer Agreement, the Company will reimburse Mr. Neugebauer for private or first-class travel on a commercial aircraft for business purposes. Additionally, the Company will reimburse Mr. Neugebauer for the costs associated with the Company’s or its affiliates’ use of an aircraft owned by Mr. Neugebauer when such aircraft is used for business travel by Mr. Neugebauer or any other employee or service provider of the Company.

Employment Agreements with the Executive Team

Prior to our initial public offering, the Company entered into an employment agreement with each of the Non-CEO NEOs, in each case, dated as of September 30, 2025, pursuant to which Mr. Everson served as the Company’s Chief Financial Officer, Mr. Ortiz serves as the Chief Operating Officer, and Mr. Hamilton serves as the Company’s Chief Site Development Officer (the “Executive Agreements”). Pursuant to the Executive Agreements, the Non-CEO NEOs are each entitled to an annual base salary of $500,000, prorated for any partial years of employment, and payable in accordance with the Company’s normal payroll practices.

The Executive Agreements also provide for each Non-CEO NEO’s eligibility to receive (i) an annual performance-based bonus, with a target of 200% of such executive’s annual base salary (the “Annual Bonus”) and (ii) starting January 1, 2026, an annual long-term incentive award with respect to each calendar year under the 2025 Incentive Plan in an amount equal to 200% of the Executive’s base salary (the “Annual Incentive Award”). Any Annual Incentive Award is subject to the terms of the Executive Agreement and the executive’s continued employment through the applicable date of grant.

Under the Neugebauer Agreement and the Executive Agreements, each NEO is fully indemnified by us for actions associated with serving as an executive to the fullest extent permitted under Texas law.

In 2026, the Company entered into a new employment agreement with Mr. Ortiz, dated as of July 22, 2026, which provides for (i) an annual performance-based bonus, with a target of 100% and maximum of 200% of his annual base salary and (ii) his eligibility to receive an annual long-term incentive award with respect to each calendar year under the 2025 Incentive Plan in a target amount equal to $3,000,000.

Appointment and Departure of Certain Named Executive Officers

As previously disclosed, following the end of the 2025 fiscal year, Mr. Neugebauer was removed from his role as the Company’s CEO, effective April 17, 2026, terminated by the Company for “Cause” pursuant to the Neugebauer Agreement effective April 30, 2026, and removed from his position as a member of the Board, effective April 30, 2026. On April 17, 2026, the Company established an Interim Office of the CEO, consisting of Mr. Ortiz and Anna Bofa, to serve as the Company’s interim operational leadership team. Ms. Bofa and Mr. Ortiz served as Co-Presidents of the Interim Office of the CEO, in addition to their respective Officer Appointments, until the appointment of Lee McIntire as CEO, as further described below. In addition, the Company appointed Ms. Bofa as the Company’s Chief Commercial Officer (in addition to her role as Co-President) and George Wentz as General Counsel, effective July 22, 2026. As previously disclosed, Mr. Everson resigned from his position as the Company’s Chief Financial Officer and Secretary, effective April 19, 2026, and is no longer an officer or employee of the Company. On July 10, 2026, Mr. Everson resigned from his position as a member of the Board. The Company appointed Robert Masson as Interim Chief Financial Officer, effective April 29, 2026, and his appointment as Chief Financial Officer became permanent, effective July 22, 2026.

As previously disclosed, the Company entered into employment agreements with each of Messrs. Masson and Wentz and Ms. Bofa (the “New Employment Agreements”), dated as of July 22, 2026, each with an initial five-year term. The New Employment Agreements provide for each officer’s eligibility to receive (i) an annual base salary of $500,000 for Ms. Bofa and Mr. Wentz and $650,000 for Mr. Masson, (ii) an annual performance-based bonus with a target of 100% and maximum of 200% of such executive’s annual base salary, (iii) an annual long-term incentive award under the 2025 Incentive Plan for each calendar year in a target amount equal to $3,000,000 for Mr. Masson and Ms. Bofa (prorated for 2026 to the date of hire) and $2,250,000 for Mr. Wentz, and (iv) one-time sign-on equity award grants consisting of 2,000,000 RSUs for Ms. Bofa, 975,000 RSUs for Mr. Masson, and 1,500,000 RSUs for Mr. Wentz. The annual long-term incentive awards provided for under the New Employment Agreements, as well as the employment agreement with Mr. Ortiz, consist of 30% RSUs and 70% performance stock units (“PSUs”) under the 2025 Incentive Plan. The PSUs generally vest following a two-year performance period, subject to the executive’s continued employment with the Company. Vesting is based on performance relative to pre-established metrics and goals and may be subject to a modifier based on the Company’s stock price.

In the event of a termination without Cause (as defined in the New Employment Agreements) or for Good Reason (as defined in the New Employment Agreements) or a non-renewal of the New Employment Agreement, each New Employment Agreement provides for certain severance benefits, which include (i) payment of any accrued obligations, the prior year unpaid annual bonus, and 1.5x the target annual bonus for the year in which the termination occurs, (ii) continued base salary payments for a period of up to 18 months, (iii) up to 18 months of subsidized COBRA participation, and, (iv) in the case of Ms. Bofa and Mr. Masson, accelerated vesting of their sign-on equity awards. In the event of the executive’s death or Disability (as defined in the New Employment Agreements), each New Employment Agreement provides for payment of any accrued obligations, the prior year unpaid annual bonus, and the target annual bonus for the year in which the termination occurs, and, in the case of Ms. Bofa and Mr. Masson, accelerated vesting of their sign-on equity awards. Ms. Bofa is also eligible for additional lease-related and incremental sales-related equity awards, subject to the terms set forth in her agreement.

As previously disclosed, on August 11, 2026, the Board appointed Lee McIntire as CEO of the Company. In connection with the appointment, the Interim Office of the CEO was concluded, and Ms. Bofa and Mr. Ortiz continue to serve as the Company’s Chief Commercial Officer and Chief Operating Officer, respectively. The Company entered into an employment agreement with Mr. McIntire (the “McIntire Employment Agreement”), dated August 11, 2026, which provides that Mr. McIntire will serve as CEO until the earlier of (i) the Board’s appointment of a successor CEO and (ii) the termination of Mr. McIntire’s employment with the Company by either party. The McIntire Employment Agreement provides for (i) an annual base salary of $750,000, (ii) an annual performance-based bonus with a target of 100% and a maximum of 200% of his base salary (prorated for the number of days that Mr. McIntire serves as CEO during the applicable calendar year), and (iii) a monthly housing allowance of $15,000. In the event of a termination of Mr. McIntire’s employment for any reason, the McIntire Employment Agreement provides for the payment of accrued obligations and, in the event of a termination due to death or Disability (as defined in the McIntire Employment Agreement), the annual bonus payable with respect to the calendar year immediately preceding the year of termination, to the extent unpaid. As previously disclosed, in connection with his appointment as CEO, on August 14, 2026, Mr. McIntire was also granted a long-term incentive award under the 2025 Incentive Plan, which consisted of 468,750 RSUs that vest on the first anniversary of the date of grant, subject to Mr. McIntire’s continued employment. Mr. McIntire’s RSU award agreement provides for accelerated vesting of 100% of the RSUs upon (i) the 60th day following the Board’s appointment of a successor CEO, (ii) a change in control in which the successor or acquirer does not assume, substitute, or otherwise continue the award, (iii) Mr. McIntire’s termination by the Company without Cause (as defined in his RSU award agreement) within twelve months following a change in control of the Company, or (iv) Mr. McIntire’s death or Disability (as defined in his RSU award agreement). If Mr. McIntire’s employment is terminated by the Company without Cause (as defined in his RSU award agreement) or Mr. McIntire resigns for Good Reason (as defined in his RSU award agreement), a pro-rata portion of the RSUs will also vest based on the number of days elapsed between the grant date and the vesting date.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Toby Neugebauer	08/02/2025	7,500,000	(3)(4)	60,000,000	—	—
Miles Everson	08/02/2025	6,300,000	(4)(6)	50,400,000	—	—
Jacobo Ortiz	08/02/2025	6,300,000	(4)(8)	50,400,000	—	—
Charlie Hamilton	08/02/2025	6,300,000	(4)(14)	50,400,000	—	—

____________

(1)      Represents unvested RSUs that are subject to the 2025 Incentive Plan, after giving effect to the September Stock Split. Each RSU represents a contingent right to receive one share of the Company’s common stock upon vesting.

(2)      Market value was calculated using the closing price per share of our common stock on December 31, 2025 (the last trading day of 2025), which was $8.00.

(3)      The outstanding RSUs vest on January 1, 2028, subject to continued service with the Company through such date.

(4)      One-third of the outstanding RSUs vested on March 29, 2026. The remaining two-thirds vest in equal installments on September 30, 2026, and September 30, 2027, subject to continued service with the Company through the applicable vesting date.

Potential Payments Upon Termination or Change-in-Control

In 2025, each of our NEOs was eligible to receive certain payments and benefits upon a termination of employment pursuant to the terms and conditions of their respective employment agreements.

Neugebauer Agreement

The Neugebauer Agreement provides for certain payments and benefits in the event of the termination of Mr. Neugebauer’s employment in 2025. The material terms of these arrangements are described below:

•        Termination for cause, without good reason.    In the event Mr. Neugebauer’s employment is terminated by the Company for cause or by Mr. Neugebauer without good reason, then Mr. Neugebauer will be entitled to receive (i) any earned but unpaid base salary, (ii) any accrued but unused vacation time, (iii) all vested benefits in accordance with the Company’s or its subsidiaries’ employee benefit plans, (iv) any unreimbursed business expenses incurred prior to his termination of employment, and (v) a Top-Up Grant in respect of the period between the date of the Top-Up Grant immediately preceding his termination date and the termination date (each of items (i) through (v), the “Neugebauer Accrued Obligations”).

•        Termination without cause, for good reason, or due to death or disability.    In the event Mr. Neugebauer’s employment is terminated by the Company without cause, by Mr. Neugebauer for good reason or due to Mr. Neugebauer’s death or disability, then Mr. Neugebauer will be entitled to receive (i) the Neugebauer Accrued Obligations and (ii) (A) an amount equal to two (2) times Mr. Neugebauer’s base salary as of immediately prior to his termination, and (B) a lump sum payment equal to eighteen (18) months of health insurance premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Payments and benefits upon a termination of Mr. Neugebauer’s employment by the Company without cause or by Mr. Neugebauer for good reason are subject to Mr. Neugebauer’s execution, nonrevocation, and delivery of a release of claims to the Company within 30 days of his termination. Mr. Neugebauer will also be entitled to accelerated vesting or settlement of any outstanding equity awards, as applicable, with any performance-based awards settled at target performance unless a higher level of performance was certified by the compensation committee of the Board.

For purposes of the Neugebauer Agreement, the following definitions apply:

•        “Cause” generally means Mr. Neugebauer’s (i) willful and material misrepresentation relating to and having (or would be reasonably expected to have) a materially adverse impact on the Company and its subsidiaries, (ii) conviction or pleading nolo contendere or guilty to a felony or other crime of moral turpitude, (iii) material breach of the Neugebauer Agreement or any material Company policy and failure to cure within ten (10) calendar days following written notice from the Board, or (iv) continued and willful refusal to substantially perform responsibilities to the Company under the Neugebauer Agreement and failure to cure within ten (10) calendar days following written demand from the Board.

•        “Change in Control” generally means (i) a person or group acquires beneficial ownership of more than fifty percent (50%) of the Company’s voting power (excluding any person becoming a beneficial owner pursuant to merger or consolidation set forth in clause (iii)(A) below), (ii) incumbent directors cease to constitute a majority of the Board, (iii) the consummation of a merger, share exchange, reorganization, consolidation or similar transaction, unless (A) the Company’s shareholders prior to such transaction retain at least fifty percent (50%) of the combined voting power of the surviving entity or (B) such transaction was effected to implement a recapitalization or similar transaction in which no person acquires fifty percent (50%) or more of the combined voting power of the Company, and (iv) shareholder approval of a complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets, unless such sale is to an entity, at least fifty percent (50%) of the combined voting power of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company.

•        “Disability” generally means the earlier of Mr. Neugebauer (i) becoming eligible to receive long-term disability benefits under an applicable long-term disability policy of the Company and (ii) becoming unable to substantially perform his duties under the Neugebauer Agreement for periods aggregating one-hundred-eighty (180) days in any continuous three-hundred-sixty-five (365) days.

•        “Good Reason” generally means (i) a change to Mr. Neugebauer’s title as CEO, (ii) diminution in authority, responsibilities or duties resulting in an adverse change to his role or reporting structure such that he no longer reports solely and directly to the Board, (iii) reduction in base salary or perquisites, excluding uniform reductions in benefits applicable to all executives, (iv) the Company’s material breach of the Neugebauer Agreement, (v) relocation of Mr. Neugebauer’s primary office more than twenty-five (25) miles, (vi) following a Change in Control, the Company’s successor’s failure to honor the Neugebauer Agreement, and (vii) the Company’s non-renewal of the Neugebauer Agreement, provided that none of the foregoing shall constitute “Good Reason” unless Mr. Neugebauer provides written notice of the condition and intent to terminate within sixty (60) days of the event’s occurrence, the Company fails to cure within thirty (30) days of such notice, and Mr. Neugebauer terminates his employment within thirty (30) days of such cure period.

Executive Agreements

The Executive Agreements provide for certain payments and benefits in the event of termination of the Non-CEO NEOs’ employment in 2025. The material terms of these arrangements are described below:

•        Termination for cause, without good reason.    In the event a Non-CEO NEO’s employment is terminated by the Company for cause or by the NEO without good reason, then such NEO will be entitled to receive (i) any earned but unpaid base salary, (ii) any accrued but unused vacation time, (iii) all vested benefits in accordance with the Company’s or its subsidiaries’ employee benefit plans, and (iv) any unreimbursed business expenses incurred prior to his termination of employment (each of items (i) through (iv), the “Executive Accrued Obligations”).

•        Termination without cause, for good reason.    In the event a Non-CEO NEO’s employment is terminated by the Company without cause or by the NEO for good reason, then such NEO will be entitled to receive (i) the Executive Accrued Obligations and (ii) (A) an amount equal to two (2) times the sum of (1) the NEO’s base salary as of immediately prior to his termination and (2) the NEO’s target Annual Bonus, (B) a lump sum payment equal to eighteen (18) months of health insurance premiums pursuant to COBRA for the coverage in effect immediately prior to his termination, and (C) the Annual Bonus payable with respect to the calendar year immediately preceding such termination, to the extent unpaid.

•        Termination due to death or disability.    In the event the Non-CEO NEO’s employment is terminated due to his death or disability, the NEO will be entitled to (i) the Executive Accrued Obligations, (ii) the Annual Bonus payable with respect to the calendar year immediately preceding such termination, to the extent unpaid, and (iii) accelerated vesting or settlement with respect to all equity or equity-based awards, with any performance-based awards settled at target performance unless a higher level of performance was certified by the compensation committee of the Board.

For purposes of the Executive Agreements, the following definitions apply:

•        “Cause” generally means the Executive’s (i) theft of material property relating to the Company or its subsidiaries, embezzlement, or fraud, (ii) willful or material misrepresentation relating to and having (or would be reasonably expected to have) a materially adverse impact on the Company and its subsidiaries, (iii) any material, uncured, if curable, violation of any of his fiduciary duties, (iv) conviction or pleading nolo contendere or guilty to a felony or other crime of moral turpitude, (v) material breach of the Company’s written code of conduct and business ethics or other material written policy or procedure applicable to Executive in effect from time to time relating to personal conduct and failure to cure within ten (10) calendar days following notice from the Board, (vi) continued and willful refusal to substantially perform responsibilities to the Company under the Executive Agreement and failure to cure within ten (10) calendar days following written demand from the Board, and (vii) material breach of the Executive Agreement and failure to cure within ten (10) calendar days following written notice from the Board.

•        “Disability” generally means the Executive becoming eligible to receive long-term disability benefits under an applicable long-term disability policy of the Company.

•        “Good Reason” generally means (i) a material diminution in the Executive’s authority, responsibilities, title, or duties, (ii) a material reduction in the Executive’s base salary, (iii) the Company’s material breach of the Executive Agreement, (iv) relocation of the Executive’s primary office more than fifty (50) miles, or (v) the Company’s non-renewal of the Executive Agreement, provided that none of the foregoing shall constitute “Good Reason” unless the Executive provides written notice of the condition and intent to terminate within thirty (30) days of the event’s occurrence, the Company fails to cure within thirty (30) days of such notice, and the Executive terminates his employment within fifteen (15) days of such cure period. Notwithstanding the foregoing, in order to resign for Good Reason under (v), the Executive must provide written notice of resignation to the Company within twenty (20) days after receipt of the Company’s notice of non-renewal, and the Company shall have five (5) days following its receipt of the Executive’s notice of intent to terminate for Good Reason to rescind its notice of non-renewal.

Policies and Practices Relating to the Timing of Equity Awards

We do not currently grant, nor have we historically granted, stock options or similar awards as part of our equity compensation programs. If stock options or similar awards were to be granted in the future, we would not grant such options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. During fiscal year 2025, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Compensation of Directors

For fiscal year ending December 31, 2025, no compensation was awarded or paid to the non-employee members of our Board. The compensation paid to our employee director during fiscal year 2025 is reflected in the Summary Compensation Table under the section entitled “Executive Compensation.”

On March 28, 2026, our Board adopted a comprehensive director compensation program to attract and retain qualified non-employee directors who are critical to the future value, growth and governance of our Company. The compensation package for our non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interests of our directors with those of our shareholders. Under the director compensation program, our non-employee directors are entitled to the following compensation:

•        Annual cash retainer of $100,000; and

•        RSU awards pursuant to the 2025 Incentive Plan with a grant date value of approximately $200,000, subject to each director’s continuous service through the first anniversary of the date of grant.

On May 29, 2026, each non-employee director who served as such at the time of our initial public offering received a grant of RSUs pursuant to the 2025 Incentive Plan with a grant date value of approximately $972,146, 50% of which shall vest on the first anniversary of our initial public offering and 50% of which shall vest on the second anniversary of our initial public offering (the “IPO Award”). Further, on May 29, 2026, each non-employee director received a grant of RSUs pursuant to the 2025 Incentive Plan with a grant date value of approximately $50,000 representing two quarters of each such director’s annual cash retainer payable in lieu thereof, which RSUs shall vest 100% on the first anniversary of the date of grant.

As previously disclosed, the Board appointed Jeffrey S. Stein as a member of the Board, effective as of April 19, 2026. In connection with his services as a director, he received 250,000 RSUs on June 16, 2026. In addition, the Board elected Larry Kellerman as a member of the Board, effective May 4, 2026. The Board did not approve any changes to Mr. Kellerman’s compensation in connection with his appointment.

Each director is entitled to be reimbursed for: (i) travel and miscellaneous expenses to attend meetings and activities of the Board or any of its committees; (ii) travel and miscellaneous expenses related to such director’s participation in a general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of the Board or any of its committees. Each director is also fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Texas law.

Equity Compensation Plan Information

Our only equity compensation plan is the 2025 Incentive Plan. For further discussion of the awards granted under the 2025 Incentive Plan, please see Note 9 of “Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K.

The following table presents information about our common stock that may be issued under the 2025 Incentive Plan as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)(1)	Weighted- average exercise price of outstanding options, warrants and rights (B)($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)(3)
Equity compensation plans approved by security holders	38,412,070	$—	73,900,580
Equity compensation plans not approved by security holders	—	$—	—
Total	38,412,070	$—	73,900,580

____________

(1)      The amount in this column reflects the number of shares of common stock subject to 38,412,070 unvested RSU awards.

(2)      No options or warrants have been granted under the 2025 Incentive Plan, and the RSU awards reflected in column (A) do not have an associated exercise price.

(3)      The amount in this column reflects the number of securities remaining available for issuance under the 2025 Incentive Plan as of December 31, 2025. The 2025 Incentive Plan contains a formula for calculating the number of securities available for issuance under the 2025 Incentive Plan. Pursuant to this formula, on the first trading day beginning in 2026, the total number of shares of our common stock reserved for issuance under the 2025 Incentive Plan annually may be increased by an amount that equals the lesser of (a) 10% of the aggregate number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, plus the Pre-IPO Equity Awards (as defined in the 2025 Incentive Plan), and (b) such smaller number of shares of common stock as determined by the Board in its sole discretion.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2025. In addition, the Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

AUDIT COMMITTEE
Cordel Robbin-Coker, Chair
Marius Haas
Lee McIntire*

____________

*        Lee McIntire was replaced as a member of the Audit Committee by Jeffrey S. Stein, effective August 25, 2026.

The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.

PROPOSAL 2 — Ratification of the Selection of Independent Auditors

The firm of Ernst & Young LLP, independent auditors, has been selected by the Audit Committee to serve as the Company’s independent auditors for the fiscal year ending December 31, 2026. Shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee believes this change would be in the best interests of the Company and its shareholders.

Vote Required

Provided a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, and who voted for or against the matter at the meeting at which a quorum is present, is required to approve, on an advisory basis, this proposal.

Recommendation of the Board of Directors

The Board recommends that you vote “FOR” the ratification of the appointment of independent registered public accounting firm.

Proxies solicited by the Board will be so voted unless shareholders specify a different choice.

Relationship with Independent Auditors

Ernst & Young LLP has served as the Company’s independent auditors since the inception of the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The following table sets forth the various fees for services provided to the Company by Ernst & Young billed to us for the period from January 10, 2025 (inception) through December 31, 2025:

Year	Audit Fees(1)	Audit-Related Fees	Tax Fees	All Other Fees(2)	Total Fees
2025	$2,313,400	$—	$—	$773,007	$3,086,007

____________

(1)      Includes fees for the annual audit of the Company’s financial statements and internal controls over financial reporting, quarterly reviews, comfort letters, consents and assistance with and review of documents filed with the SEC, including our registration statement on Form S-11 related to our initial public offering; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the PCAOB.

(2)      Consists of fees relating to services provided in connection with our London Stock Exchange listing in connection with the Company’s initial public offering.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. The Audit Committee charter provides pre-approval of independent auditor services, including audit, audit-related, tax and other permitted non-audit services in accordance with such policies as may, from time to time, be adopted by the Audit Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit. The Audit Committee allows management and the Chairperson engage the auditor for special projects outside the normal engagement letter, with those actions “presented to the Committee for approval at the next regularly scheduled meeting,” except as Section 10A(i)(1)(A) of the Exchange Act requires otherwise. The Audit Committee also reviews with the auditor and management the plan and scope of the annual audit and quarterly reviews. The Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees detailed above were approved by the Audit Committee.

Other Matters

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting to be held on October 30, 2026, at approximately 10:00 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/FRMI2026, or at any such other time and place to which the meeting may be adjourned or postponed. References in the proxy materials to the “Annual Meeting” also refer to any adjournments, postponement, or changes in location of the Annual Meeting, to the extent applicable.

About the Annual Meeting

Admission.    To participate in the meeting, visit www.virtualshareholdermeeting.com/FRMI2026 and enter your 16-digit control number included in your proxy materials. Online login will begin at 9:45 a.m., Central Daylight Time. Please allow time for online login procedures.

Questions.    Once logged in to the virtual meeting website, shareholders may submit questions related to an agenda item for the Annual Meeting through that site. Questions will be addressed as time permits and may be grouped, summarized, and answered together if related. If a question posed is not addressed during the Annual Meeting, or if a shareholder has a question or remark not related to an agenda item, such matters may be raised after the Annual Meeting by contacting our Investor Relations Department at IR@fermiamerica.com. Additional rules and procedures relating to the submission of questions and how questions will be addressed can be found in the Rules of Conduct for the Annual Meeting, which will be posted and available for review upon login to the virtual meeting website.

Technical Support.    If you encounter any difficulties accessing the virtual Annual Meeting during login or during the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/FRMI2026.

Voting Procedures

A representative of Broadridge Financial Solutions, Inc. will tabulate votes and serve as Inspector of Election for the meeting. Each shareholder will be entitled to one vote for each share with respect to each matter to be voted on at the meeting. A “shareholder of record” is a person or entity who holds shares on the Record Date that are registered in such shareholder’s name on the records of Fermi’s transfer agent. A person or entity who holds shares through a broker, bank, or other nominee is considered a “beneficial owner” of the shares. You may receive more than one set of proxy materials. This means your shares are held in more than one account. Please vote all of your shares.

Voting by Shareholders of Record.    If you are a shareholder of record, you may vote (i) through the Internet before the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/FRMI2026; (ii) by telephone from the United States, using the number on the proxy card; or (iii) by completing, signing, dating, and returning the proxy card. To help us keep our costs low, please vote through the Internet, if possible. Shares represented by proxy will be voted during the meeting and may be revoked at any time prior to the time at which voting closes during the meeting by (i) timely submitting a valid, later-dated proxy; (ii) delivering a written notice of revocation to the Corporate Secretary of the Company; or (iii) voting online at the virtual meeting. Please note that attending the meeting without casting a vote will not revoke any previously submitted proxy. If you properly complete and sign your proxy card, but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted in accordance with the recommendation of the Board.

Voting by Beneficial Owners.    If you are a beneficial owner of shares, these proxy materials are being forwarded to you by your broker (or bank or other nominee) who is considered the shareholder of record of your shares. As the beneficial owner of the shares, you are entitled to direct your broker as to how to vote your shares. You may so instruct your broker through the Internet or by telephone as described in the applicable instructions your broker has provided with these proxy materials. You may also vote by completing the voting instruction form the broker provides to you. To help us keep our costs low, please vote through the Internet, if possible. You may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures. If you provide voting instructions to your broker, your shares will be voted as you direct. If you do not provide voting instructions, pursuant to the rules of Nasdaq, your broker may vote your shares only with respect to proposals as to which it has discretion to vote under Nasdaq’s rules. For any other proposals, the broker may not vote your shares at all, which is referred to as a “broker non-vote.” As the beneficial owner of shares, you are invited to attend the meeting at www.virtualshareholdermeeting.com/FRMI2026 by entering the 16-digit control number provided by your broker (or bank or other nominee) and vote your shares online during the meeting.

In accordance with the Texas Business Organizations Code, a list of our shareholders of record will be available and may be inspected for a period of at least 10 days prior to the Annual Meeting. If you want to inspect the Shareholder list, email our Investor Relations Department at IR@fermiamerica.com to schedule an appointment or request access.

Quorum; Effect of Abstentions and Broker Non-Votes

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. Shareholders at the close of business on the Record Date are entitled to vote at the meeting. As of that date, the Company had issued and outstanding 641,259,703 shares of common stock. Abstentions and broker non-votes are each included in the determination of the number of shares present and entitled to vote at the meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will have the same effect as votes AGAINST each of the nominees listed in Proposal 1. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal and, as such, will not affect the outcome of the vote on Proposal 2.

Please note that, if you are a beneficial owner of shares and do not provide specific voting instructions to your broker, your broker will only be entitled to vote your shares in its discretion with respect to Proposal 2 (Ratification of the Selection of Independent Auditors). Your broker will not be able to vote your shares in its discretion with respect to Proposal 1, which will be referred to as a “broker non-vote” on such proposal.

Submission of Shareholder Proposals and Director Nominations

To permit the Company and its shareholders to deal with shareholder proposals and shareholder director nominations in an informed and orderly manner, SEC rules and the Company’s Bylaws establish advance notice procedures. All notices must be submitted to the Corporate Secretary of the Company at: Fermi Inc., Attn: Corporate Secretary, Legal Department, 1845 Woodall Rodgers Freeway, Suite 1100, Dallas, Texas 75201. Any written notice (containing the information specified in the Company’s Bylaws) must be received by the Corporate Secretary by and between the deadlines listed below (subject to change if the 2027 Annual Meeting is more than 30 days before or more than 70 days after the first anniversary date of this year’s annual meeting date). A copy of the applicable bylaw provisions may be obtained, without charge, upon written request to the Corporate Secretary at the same address.

2027 Proxy Statement and Annual Meeting Deadlines
Shareholder Proposals for Inclusion in Proxy pursuant to SEC Rule 14a-8	June 3, 2027
Shareholder Proposals and Director Nominations for Presentation at the Annual Meeting	July 2, 2027 – August 1, 2027
Shareholder Proxy Solicitation for Shareholder Director Nominees	August 31, 2027

Any shareholder who wishes to submit a proposal for inclusion in the Company’s Proxy Statement and Proxy relating to the 2027 Annual Meeting of Shareholders must comply with and follow the procedures required by SEC Rule 14a-8. Additionally, any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) in addition to complying with the earlier deadlines and requirements in the Company’s Bylaws. In accordance with the Company’s Bylaws, a proposal or director nomination must be received by the Corporate Secretary between the deadlines listed above to be properly and timely submitted as business to come before the Company’s 2027 Annual Meeting of Shareholders. Any such notice must also comply with the applicable timing, disclosure, procedural, and other requirements as set forth in the Company’s Certificate of Formation, Bylaws and applicable law. If the Company does not receive notice of a proposal by and between the stated deadlines, it will be considered “untimely,” and the proxy committee may properly use its discretionary authority to vote for or against the proposal.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership of Company common stock with the SEC. These persons are also required by SEC regulation to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on its review of its copies of such reports, or written representations from such persons, the Company believes that all filing requirements applicable to its directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock have been satisfied, with the exception of late filings of Form 3s for Robert Masson, George Wentz and Anna Bofa, and Form 4s for Robert Masson and George Wentz due to administrative oversight.

Conduct of Meeting and Discretionary Authority

The Board has adopted rules and regulations for the conduct of the Annual Meeting. These rules will be available at www.virtualshareholdermeeting.com/FRMI2026 on the day of the meeting. The Chairman shall have the authority in his or her discretion to regulate the conduct of the meeting. Further, in the event a quorum is not present at the meeting, the Chairman of the Board or a majority of the shares present or represented by proxy and entitled to vote at the meeting may adjourn the meeting in order to solicit the required quorum.

In the event a quorum is present at the meeting, but sufficient votes to approve any of the items proposed by the Board have not been received, the Chairman of the Board may propose one or more adjournments of the meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment submitted to a vote of shareholders will require the affirmative vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment.

The Board does not know of any other matters that are to be presented for action at the meeting. However, if other matters properly come before the meeting, it is intended that the enclosed Proxy will be voted in accordance with the judgment of the persons voting the Proxy.

Householding

In some cases, only one copy of the Company’s Proxy Statement and Annual Report to shareholders is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of these documents to a shareholder at a shared address to which a single copy has been delivered. A shareholder can notify the Company at Fermi Inc., Attn: Corporate Secretary, Legal Department, 1845 Woodall Rodgers Freeway, Suite 1100, Dallas, Texas 75201 or (214) 894-7855 if the shareholder wishes to receive separate copies in the future. In addition, shareholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.

Costs of Solicitation

The Company will pay the costs of solicitation of proxies by the Board. In addition to solicitation through distribution of these proxy materials, solicitation of proxies may be made personally or by telephone by the Company’s regular employees, and arrangements will be made with brokerage houses or other custodians’ nominees and fiduciaries to send proxies and proxy material to their principals. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. The Company’s regular directors, officers, or other employees will not be additionally compensated. We also have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in soliciting proxies. We have agreed to pay Innisfree a fee of $50,000 plus reimbursement of reasonable out-of-pocket expenses and associated disbursements.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be provided at no charge to each person to whom this Proxy Statement is delivered upon the written request of such person addressed to Fermi Inc., Attn: Investor Relations, 1845 Woodall Rodgers Freeway, Suite 1100, Dallas, Texas 75201.

By Order of the Board of Directors,
/s/ Marius Haas
Marius Haas
Chairman of the Board
October 2, 2026

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. In particular, statements pertaining to our business and growth strategies, investment and development activities and trends in our business, contain forward-looking statements. When used in this prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “could,” “should,” “would,” “seek,” “position,” “support,” “drive,” “enable,” “optimistic,” “target,” “opportunity,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all), including with respect to historical environmental conditions at the Project Matador Site, which increases site preparation and timelines. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•        our business model is highly dependent on the successful construction, development, leasing, and continued maintenance of Project Matador;

•        our ability to consummate the transactions under our lease with TensorWave, and to obtain adequate credit support for our obligations thereunder, on acceptable terms or at all;

•        the anticipated revenues to be generated under the lease with TensorWave, anticipated construction, delivery, and operation of the data center, the expected timing and satisfaction of the closing conditions in the lease, the completion of project-level financing, and the potential exercise of the expansion option by TensorWave;

•        our limited operating history in developing and operating power and AI infrastructure, which may make it difficult to evaluate our business prospects and the risks and challenges we may encounter;

•        our ability to access adequate project financing, commercial borrowings, and debt and equity capital markets to fund our significant anticipated capital expenditures;

•        our ability to construct, operate, and maintain power generation facilities on schedule and at anticipated costs, either of which may be impacted by supply chain disruptions, including the impact on labor availability, raw materials and input commodity costs and availability, and manufacturing and transportation;

•        the market for generating nuclear power is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected;

•        general business and economic conditions, including inflation, recession, geopolitical instability, and capital markets volatility, that could affect customer demand, financing availability, and our overall financial performance;

•        environmental history, remediation, and associated risks, including potential liability exposure arising from environmental contamination, emissions, or other operational impacts;

•        our ability to obtain and renew leases with our tenants on terms favorable to us, and manage our growth, business, financial results, and results of operations;

•        our ability to respond to price fluctuations and rapidly changing technology, including but not limited to uncertainty regarding the continued growth in demand for AI computing infrastructure, including the possibility that advances in AI model efficiency, changes in AI investment trends, or shifts in the competitive landscape could reduce demand for the power-intensive data center capacity we are designed to support;

•        the impact of tariffs and global trade disruptions on us and our tenants;

•        changes in political conditions, geopolitical turmoil, political instability, civil disturbances, and restrictive governmental actions;

•        we and our target customers operate in a politically sensitive environment, and the public perception of nuclear energy, gas-fired power generation, artificial intelligence, and private-grid powered AI data center infrastructure development can affect our customers and us;

•        influential political actors, shifting domestic policy priorities, and organized opposition by politically connected stakeholders could materially adversely affect our ability to develop, finance, and operate Project Matador;

•        the degree and nature of our competition;

•        our failure to generate sufficient cash flows to service indebtedness;

•        material negative changes in the creditworthiness and the ability of our tenants to meet their contractual obligations;

•        increases and volatility in interest rates;

•        increased power, labor, equipment procurement, shipping, refurbishment, or construction costs;

•        labor shortages or our inability to attract and retain talent;

•        changes in, or the failure or inability to comply with, government regulation, including regulation of our facilities’ environmental footprint and the project’s electric generation and storage assets;

•        a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks, or a breach of our information security systems, networks, or processes;

•        our risks related to intellectual property, including our ability to protect proprietary technology and processes, and the possibility that third parties may assert infringement claims against us;

•        our inability to obtain and/or maintain necessary government or other required consents or permits;

•        risks associated with the concentration of our operations in a limited number of geographic locations, which exposes us to region-specific regulatory, environmental, political, and natural disaster risks;

•        our exposure to fluctuations in fuel prices, including natural gas and other generation feedstocks, and our ability to pass through or hedge against such cost increases;

•        the timing of any future election to be taxed as a real estate investment trust (“REIT”), and, if we make such an election, our failure to qualify as a REIT and maintain our REIT qualification for U.S. federal income tax purposes;

•        our ability to secure and maintain access to water resources sufficient for cooling operations and the potential for regulatory restrictions on water usage;

•        the termination of our former CEO, Toby Neugebauer, and resignation of our former Chief Financial Officer, Miles Everson, and the resulting leadership transition expose us to potential delays in our ability to execute on certain aspects of our business strategy as we transition to new permanent executive leadership;

•        the actions of our former CEO, Toby Neugebauer, and related persons to initiate a proxy contest in an effort to take control of our Board, and to bring or threaten lawsuits against the Company and its directors and officers, have caused and are expected to continue to cause us to incur substantial costs, divert management’s attention and resources, and have an adverse effect on our business;

•        changes in, or the failure or inability to comply with, local, state, federal, and applicable international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and

•        the impact of any financial, accounting, legal, or regulatory issues or litigation that may affect us.

FERMI INC. 1845 WOODALL RODGERS FREEWAY SUITE 1100 DALLAS, TEXAS 75201 ATTN: LEGAL DEPARTMENT SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FRMI2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T04472-Z94027 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FERMI INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: 1a. JEFFREY S. STEIN 1b. RICK PERRY For Against Abstain 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The SHAREHOLDER MATERIALS is/are available at www.proxyvote.com. T04473-Z94027 FERMI INC. ANNUAL MEETING OF SHAREHOLDERS Friday, October 30, 2026 10:00 a.m. Central Daylight Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Robert Masson and George Wentz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fermi Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Central Daylight Time, on October 30, 2026, at www.virtualshareholdermeeting.com/FRMI2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE